Exhibit 10.31

AMENDED AND RESTATED PROMISSORY NOTE

$[________]     December 31, 2013

FOR VALUE RECEIVED, pursuant to the terms of this Promissory Note (the “Promissory Note”), Essex Rental Corp. (the “Maker”) promises to pay to the order of [________] (the “Holder”) at the Holder’s address set forth in Section 18 hereof or at the Holder’s option, at such other place as may be designated, in writing, from time to time by the Holder, the principal sum of [________] dollars ($[________]), together with interest, in lawful money of the United States of America, payable as provided below.
1.    The principal portion of this Promissory Note shall bear interest at the rate of 18% per annum (the “Original Interest Rate”), subject to adjustment in accordance with Section 2 hereof. Interest under this Promissory Note shall be calculated on the basis of a 360 day year for the actual number of days elapsed. In no event shall the interest charged hereunder exceed the maximum interest rate permitted by law.
2.    Accrued but unpaid interest on this Promissory Note shall be due and payable annually in arrears on December 31st of each year (each an “Interest Payment Date”) until the Maker’s obligations hereunder shall have been satisfied in full. In the event that the Maker shall fail to pay all or any portion of the accrued and unpaid interest on the applicable Interest Payment Date, the interest rate then in effect shall be increased by 100 bps for the 12 month period commencing on the date immediately following such Interest Payment Date; provided, however, that if the Maker shall pay the accumulated amount of accrued and unpaid interest at any time outstanding prior to the Maturity Date (as defined below), the interest rate in effect from and after such payment date shall revert to the Original Interest Rate; provided, further, if all or any part of this Promissory Note or any other amount due and payable hereunder is not paid when due on the Maturity Date (whether by reason of acceleration or otherwise), such unpaid amount shall, to the maximum extent permitted by applicable law, for each day during the period from the date of the Maturity Date until it shall be paid in full, accrue interest at an interest rate equal to 1800 basis points.
3.    The entire principal balance, plus all accrued and unpaid interest outstanding hereunder shall be due and payable on the earlier of (i) October 31, 2016, or (ii) the date any indebtedness evidenced by this Promissory Note and all other sums due under this Promissory Note shall become due and payable pursuant to Section 8 hereof (such earlier date, the “Maturity Date”).
4.    Unless otherwise specified by Holder, all payments with respect to any outstanding indebtedness hereunder will be applied first to reimburse Holder for any expenses, costs, fees, and disbursements (including attorneys’ fees and disbursements) incurred and due hereunder, second to the payment of accrued interest, and third (to the extent that the amount of such payment exceeds the amount of all such accrued interest) to the payment of principal. If any amount under this Promissory Note becomes due and payable on a Saturday, Sunday, or other day on which banks are closed or may be permitted to close in New York City, the maturity of such payment shall be extended to the next succeeding Business Day. “Business Days” shall mean any days other than a Saturday, Sunday, or a day on which banks in New York City are closed or may be closed.
5.    The Maker may prepay without premium or penalty of any kind all or any portion of the outstanding principal amount due under this Promissory Note, on any date or dates prior to the Maturity Date, provided, that such payment is accompanied by all accrued and unpaid interest on the principal so prepaid up to and including the date of such prepayment. Upon or promptly following the consummation of any Senior Debt Refinancing, the Maker shall pay from the proceeds thereof all of the outstanding principal amount of this Note (together with all accrued and unpaid interest thereon) provided that, and only to the extent that, the terms and conditions of the Senior Debt Refinancing permit the Maker and its subsidiaries to use the proceeds of the Senior Debt Refinancing for such purpose. The term “Senior Debt Refinancing” means any replacement, modification or other refinancing of the credit facility available to Essex Crane Rental Corp. pursuant to the Loan Agreement (as defined in Section 8(e) below).
6.    The amount and date of each repayment of principal thereof shall be recorded by Holder on Schedule I attached hereto or a continuation thereof, and any such recordations shall constitute prima facie evidence of the information so recorded, absent manifest error; provided, however, that the failure of Holder to make any such recordations (or any error made in such recordations) shall not in any manner affect the obligation of Maker to repay the outstanding principal balance hereunder and all accrued and unpaid interest thereon.
7.    All payments by the Maker of principal of, or interest on, any indebtedness evidenced by this Promissory Note and all other sums due under this Promissory Note shall be made free and clear of and without deduction for any setoff or counterclaims, or any taxes, fees, or other charges of any nature whatsoever imposed by any taxing authorities.
8.    If one or more of the following events (individually, an “Event of Default”, and collectively, “Events of Default”) shall occur and be continuing, whether such occurrences shall be (i) voluntary, (ii) involuntary, or (iii) effected by

Exhibit 10.31

operation of law or pursuant to or in compliance with any judgment, decree, or order of any court or any order, rule, or regulation of any administrative or governmental body:
(a)    default shall be made in the due and punctual payment of the principal of, and interest on, this Promissory Note on the Maturity Date;
(b)    any representation or warranty to the Holder contained in this Promissory Note or (ii) set forth in that certain Agreement, dated as of October 29, 2010, between and among [________], [________], [________], [________], [________], and the Maker (the “Debt Exchange Agreement”), in each case, shall be false in any material respect on or as of the date when made or deemed made;
(c)    the Maker shall breach any covenant or agreement made herein and any such breach shall continue unremedied for a period of more than ten (10) days after written notice thereof from the Holder to the Maker;
(d)    (i) the Maker shall commence any case, proceeding, or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to the Maker or seeking to adjudicate the Maker as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to the Maker or its debts, or (B) seeking appointment of a receiver, trustee, custodian, or other similar official for the Maker or for all or any substantial part of its assets, or the Maker shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Maker any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) the Maker shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i) or (ii) above; or (iv) the Maker shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; and
(e)    any “Event of Default” under (i) that certain Third Amended and Restated Credit Agreement, dated as of March 15, 2013, between and among Essex Crane Rental Corp., as borrower, Essex Holdings, LLC, as guarantor, and the agents and lenders party thereto (as may be amended from time to time, the “Loan Agreement”), or (ii) any credit facility to be entered into by the Maker or any of its affiliates in connection with the Bid (as defined in the Debt Exchange Agreement), in each case, shall have occurred and be continuing;
then, (i) if such event is an Event of Default specified in paragraph (d) above with respect to the Maker, automatically any indebtedness evidenced by this Promissory Note and all other sums due under this Promissory Note shall immediately become due and payable, and (ii) if such event is any other Event of Default, the Holder shall have the right, exercisable at its absolute and sole discretion at any time thereafter, upon written notice thereof to the Maker, to declare any indebtedness evidenced by this Promissory Note and all other sums due under this Promissory Note to be due and payable forthwith, whereupon the same shall become immediately due and payable without presentment, demand, protest, or notice of any kind whatsoever, all of which are hereby expressly waived by the Maker. Time for payment extended by law shall be included in the computation of interest.
9.    The Maker hereby represents, warrants, and agrees that:
(a)    this Promissory Note is a valid and binding obligation of the Maker, enforceable against the Maker in accordance with and subject to its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);
(b)    it will make indefeasible payment in full of all amounts due under this Promissory Note as and when due hereunder in accordance with and subject to the terms of this Promissory Note, without claiming or asserting any discount, defense, breach of warranty, breach of contract, setoff, counterclaim, or other right with respect to any of the contracts or arrangements entered into with or by the Holder or any of its affiliates;
(c)    the obligations represented by this Promissory Note are and shall be for all purposes and times absolute irrespective of any setoff, claim, counterclaim, defense, or other right which the Maker may have against anyone for any reason whatsoever;
(d)    the Guarantor (as defined in the Loan Agreement) and the Borrower (as defined in the Loan Agreement) have current capacity pursuant to Section 9.11 of the Loan Agreement to make a distribution to the Maker for purposes of paying the entire principal balance, plus all accrued and unpaid interest outstanding hereunder, as well as all other amounts due and payable hereunder, in each case, as if such amounts were due and payable on and as of the date hereof.
10.    The Maker hereby covenants that it will cause to be promptly and duly taken, executed, acknowledged, or delivered all such further acts, conveyances, documents, and assurances as the Holder may from time to time reasonably request in order to carry out the intent and purposes of this Promissory Note. To the maximum extent permitted by law, the Maker hereby waives the benefit of any law or regulation to the extent inconsistent with any of the terms and conditions hereof.

Exhibit 10.31

11.    No failure by the Holder hereof to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by such Holder of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the Holder hereof as herein specified are cumulative and not exclusive of any other rights or remedies which such Holder may otherwise have.
12.    No modification, rescission, waiver, forbearance, release or amendment of any provision of this Promissory Note shall be made, except by a written agreement duly executed by the Maker and the Holder.
13.    This Promissory Note is made in the State of New York and shall be governed by and construed in accordance with the laws of said State, without regard to conflict of laws principles. Any dispute arising out of or relating to this Promissory Note shall be resolved exclusively by state or federal courts sitting in New York County, State of New York. The Maker and the Holder hereby irrevocably submit to the jurisdiction of any such court and waive any objection to such jurisdiction, including, without limitation, the defenses of inconvenient forum and lack of personal jurisdiction.
14.    Maker hereby waives presentment, protest, notice of dishonor, and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note.
15.    The Maker and, by its acceptance hereof, the Holder and each of their successors and assigns hereby irrevocably and unconditionally waive trial by jury in any legal action and/or proceeding arising on, out of or by reason of this Promissory Note, or any document entered into or in connection herewith or therewith.
16.    The Maker agrees to pay all collection and other expenses, court costs, and reasonable attorneys’ fees and disbursements (whether or not litigation is commenced) which may be incurred in connection with the collection or enforcement of this Promissory Note
17.    The Maker agrees to indemnify the Holder and to hold the Holder and any of its officers, directors, employees, or agents harmless from any loss, expense, cost, fees, or disbursements (including attorneys’ fees and disbursements) which such Holder may sustain or incur as a consequence of a default by the Maker whether in the payment when due of the principal amount of or interest on this Promissory Note. The indemnity provisions of this Section 18 shall survive termination of this Promissory Note.
18.    Any notice called for hereunder shall be deemed properly given if (a) sent by certified mail, return receipt requested, (b) personally delivered, (c) sent by a nationally recognized courier service providing receipt of delivery, (d) sent by facsimile, to the address or facsimile number set forth below, or such other address or facsimile number as either the Maker or Holder may designate by providing written notice to the other party in accordance with this Section 18:

If to the Maker:
Essex Rental Corp.
1110 Lake Cook Road, Suite 220
Buffalo Grove, IL 60089
Facsimile No.: (847) 215-6502
Attn: Chief Financial Officer
Facsimile No.: (847) 215-6535
With a copy to:

Katten Muchin Rosenman LLP
575 Madison Avenue
New York, NY 10022
Attn: Todd J. Emmerman
Facsimile No.: (212) 894-5873

Exhibit 10.31

If to the Holder:
[________]

With a copy to:

Akin Gump Strauss Hauer & Feld LLP
One Bryant Park
New York, NY 10036
Attn: Douglas A. Rappaport
Facsimile No.: (212) 872-1002

20.    Any provision hereof which may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provision hereof, and to this extent the provisions hereof shall be severable.
21.    Except as expressly provided herein, this Promissory Note may not be amended or otherwise modified except by a written instrument signed by the Maker and the Holder.
22.    This Promissory Note is a registered promissory note as follows:
(a)    the Maker shall cause to be kept at the Maker’s principal office a register for the registration and transfer of the Promissory Note (the “Note Register”). The names and addresses of the Holders, the transfer of this Promissory Note, and the names and addresses of the transferees of this Promissory Note shall be registered in the Note Register.
(b)    the Person in whose name this Promissory Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Promissory Note and the Maker shall not be affected by any notice to the contrary, until due presentment of this Promissory Note for registration of transfer so provided in this Section 22. Payment of or on account of the principal, interest, and any other amount paid on this registered Promissory Note shall be made to (or based upon the written order of) such registered holder.
(c)    Upon surrender of this Promissory Note for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of this Promissory Note or part thereof), the Maker shall duly execute and deliver, at such Maker’s expense, one or more new promissory notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of this surrendered Promissory Note. Each such new promissory note shall be payable to such person as such holder may request and shall be substantially in the form of this Promissory Note. Each such new promissory note shall be dated the date of this surrendered Promissory Note.

[Signature Page Follows]

Exhibit 10.31

IN WITNESS WHEREOF, the Maker has executed this Amended and Restated Promissory Note as of the date first written above.

MAKER:

ESSEX RENTAL CORP.

By:
Name:
Title:

Exhibit 10.31

By countersigning this Amended and Restated Promissory Note, the undersigned Holder hereby (i) represents that Holder has not sold, assigned or transferred the Promissory Note, dated November 29, 2010, made by the Maker in favor of the Holder (the “Original Note”) or granted any interest or participation therein to any third party, and (ii) acknowledges and agrees that (A) this Amended and Restated Promissory Note amends and restates the Original Note and is made and accepted in replacement of the Original Note, (B) all indebtedness formerly evidenced by the Original Note and unpaid on the date hereof shall now be evidenced by this Amended and Restated Promissory Note, and (C) as of the date hereof, the Original Note shall no longer evidence any outstanding indebtedness.

HOLDER:

[________]

By:
Name:
Title:

Exhibit 10.31

Schedule I
PAYMENTS OF PRINCIPAL

Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By